Exhibit 99.1
FOR RELEASE 6:00 PM EDT, WEDNESDAY, April 9, 2008

Contact:                      Robert S. Tissue, Sr. Vice President and CFO

Telephone:                 (304) 530-0552

Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. ANNOUNCES TERMINATION OF AGREEMENT TO ACQUIRE GREATER ATLANTIC FINANCIAL CORP.

Negotiations Toward a New Agreement Are Ongoing

MOOREFIELD, WV – April 9, 2008 – Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) announced today that it has exercised its right to terminate the Agreement and Plan of Reorganization (the “Agreement”) by and between Summit and Greater Atlantic Financial Corp. (“Greater Atlantic”) (Pink Sheets: GAFC.PK) dated April 12, 2007 under the terms of which Summit was to acquire Greater Atlantic.  The Agreement permitted either party to terminate the Agreement if the transaction was not completed by March 31, 2008.

Greater Atlantic and Summit have initiated negotiations toward entering into a new definitive agreement.  However, no assurances can be given that the negotiations will lead to the parties entering into a new agreement.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.44 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank.  Summit also operates Summit Insurance Services, LLC.